Exhibit 4.1

INTERNATIONAL FLAVORS & FRAGRANCES INC.

as Issuer

and

U.S. BANK NATIONAL ASSOCIATION

as Trustee

INDENTURE

Dated as of April 4, 2013

$300,000,000 3.20% Senior Notes due 2023

CROSS-REFERENCE TABLE(1)

Section of Trust Indenture Act of 1939, as amended	Section of Indenture

310(a)	7.09
310(b)	7.08
7.10
311(a)	7.13
311(b)	7.13
312(a)	5.01
5.02(a)
312(b)	5.02(b)
312(c)	5.05
313(a)	5.04(a)
313(b)	5.04(b)
313(c)	5.04(a)
5.04(b)
313(d)	5.04(c)
314(a)	5.03
314(b)	Inapplicable
314(c)	13.06
13.07
314(d)	Inapplicable
314(e)	13.06
314(f)	Inapplicable
315(a)	7.01(a)
7.02
315(b)	7.01(b)
315(c)	7.01(a)
315(d)	7.01(c)
315(e)	6.07
316(a)	6.06
8.04
316(b)	6.04
316(c)	8.01
317(a)	6.02
317(b)	4.03
318(a)	13.09
Parties	1
Recitals	1

(1)	This Cross-Reference Table does not constitute part of the Indenture and shall not have any bearing on the interpretation of any of its terms or provisions.

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

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INDENTURE, dated as of April 4, 2013, among International Flavors & Fragrances Inc., a New York corporation (the “Company”), and U.S. Bank National Association, as trustee (the “Trustee”):

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of $300,000,000 aggregate principal amount of 3.20% Senior Notes due 2023 (hereinafter referred to as the “Notes”), as registered Notes without coupons, to be authenticated by the certificate of the Trustee;

WHEREAS, to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution of this Indenture; and

WHEREAS, all things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, in consideration of the premises and the purchase of the Notes by the holders thereof, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the holders of Notes:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions of Terms.

The terms defined in this Section (except as in this Indenture otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section and shall include the plural as well as the singular. All other terms used in this Indenture that are defined in the Trust Indenture Act of 1939, as amended, or that are by reference in the Trust Indenture Act defined in the Securities Act of 1933, as amended (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act, as applicable.

“Additional Notes” has the meaning set forth in Section 2.01(b).

“Affiliate” or “Affiliated” means, with respect to a specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Attributable Debt” has the meaning set forth in Section 4.06(c).

“Authenticating Agent” means an authenticating agent with respect to the Notes appointed with respect to the Notes by the Trustee pursuant to Section 2.10.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

“Board of Directors” means the Board of Directors of the Company or any committee of such Board duly authorized to act generally or in a particular respect for the Company hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

“Business Day” means, with respect to the Notes, any day other than a day on which Federal or State banking institutions in the Borough of Manhattan, The City of New York, are authorized or obligated by law, executive order or regulation to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible into such equity.

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our properties or assets and of our subsidiaries’ properties or assets taken as a whole to any “person” (as that term is used in Section 13(d)(3) and Section 14(d)(2) of the Exchange Act) other than us or one of our subsidiaries; (2) the adoption of a plan relating to our liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined in clause (1) above) becomes the beneficial owner (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our then outstanding Voting Stock (measured by voting power rather than number of shares); (4) the first day on which a majority of the members of our board of directors are not Continuing Directors; or (5) we consolidate with, or merge with or into, any Person, or any Person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction.

“Change of Control Triggering Event” means the occurrence of both (1) a Change of Control and (2) a Ratings Event. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been completed.

“Clearstream” means Clearstream Banking, société anonyme.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under applicable law, then the body performing such duties at such time.

“Company” means International Flavors & Fragrances Inc., a corporation duly organized and existing under the laws of the State of New York, and, subject to the provisions of Article X, shall also include its successors and assigns.

“Comparable Treasury Issue” means the U.S. Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations or (2) if the Quotation Agent obtains fewer than four Reference Treasury Dealer Quotations, the average of all these quotations.

“Consolidated Net Tangible Assets” as used herein means, as of any particular time, the total of all the assets appearing on the most recent consolidated balance sheet of the Company and the Subsidiaries (less applicable reserves and other properly deductible items) after deducting therefrom: (i) all current liabilities, including current maturities of long-term debt and of obligations under capital leases; and (ii) the total of the net book values of all assets of the Company and the Subsidiaries properly classified as intangible assets under U.S. generally accepted accounting principles (including goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets).

“Continuing Director” means, as of any date of determination, any member of our board of directors who (1) was a member of our board of directors on the date of the issuance of the notes; or (2) was elected to our board of directors, nominated for election, or whose nomination was approved, in each case, by a majority of the Continuing Directors who were members of our board of directors at the time of such nomination or election.

“Corporate Trust Office” means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at 100 Wall Street, Suite 1600, New York, New York 10005.

“Custodian” means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

“Debt” has the meaning set forth in Section 4.05(a).

“Default” means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in as a Global Note, the Person specified in Section 2.02(a) hereof as the Depositary with respect to the Notes, and any successor thereto registered as a clearing agency under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other applicable statute or regulation, appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“DTC” has the meaning set forth in Section 2.02(a).

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“Event of Default” means, with respect to the Notes, any event specified in Section 6.01, continued for the period of time, if any, therein designated.

“Global Note” means Notes issued in global form in accordance with Section 2.11.

“Governmental Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America that, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of or interest on the Governmental Obligation evidenced by such depositary receipt.

“herein,” “hereof” and “hereunder,” and other words of similar import, refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Identifying Numbers” has the meaning set forth in Section 2.12.

“Indenture” means this instrument as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into in accordance with the terms hereof.

“Interest Payment Date” has the meaning set forth in Section 2.03(a).

“Investment Grade” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or, if applicable, the equivalent investment grade credit rating from any substitute Rating Agency selected by the Company.

“Lien” has the meaning set forth in Section 4.05(a).

“Maturity Date” has the meaning set forth in Section 2.03(a).

“Moody’s” means Moody’s Investors Service, Inc.

“Notes” has the meaning set forth in the recitals.

“Noteholder,” “holder,” “holder of Notes,” “registered holder,” or other similar term, means the Person or Persons in whose name or names a particular Note shall be registered on the books of the Company kept for that purpose in accordance with the terms of this Indenture.

“Note Register” and “Note Registrar” have the meanings set forth in Section 2.05.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board of Directors, Chief Executive Officer, President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Controller or an Assistant Controller, or the Secretary or an Assistant Secretary of the Company that is delivered to the Trustee in accordance with the terms hereof. Each such certificate shall include the statements provided for in Section 13.06, if and to the extent required by the provisions thereof.

“Opinion of Counsel” means an opinion in writing of legal counsel, who may be an employee of or counsel for the Company, that is delivered to the Trustee in accordance with the terms hereof. Such opinion shall include the statements provided for in Section 13.06, if and to the extent required by the provisions thereof.

“Outstanding,” when used with reference to the Notes, means, subject to the provisions of Section 8.04, as of any particular time, all Notes theretofore authenticated and delivered by the Trustee under this Indenture, except:

(i) Notes theretofore canceled by the Trustee or any paying agent, or delivered to the Trustee or any paying agent for cancellation;

(ii) Notes or portions thereof for the payment or redemption of which moneys or Governmental Obligations in the necessary amount shall have been deposited pursuant hereto in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent) for the holders of such Notes; provided, however, that if such Notes or portions of such Notes are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in Article III, or provision satisfactory to the Trustee shall have been made for giving such notice; and

(iii) Notes in lieu of or in substitution for which other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.07;

provided, however, that in determining whether the holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Noteholders for quorum purposes, any Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee for such Notes shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only the Notes which a Responsible Officer of such Trustee actually knows to be so owned shall be so disregarded. Any Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of such Trustee that the pledgee has the right so to act with respect to such Notes and is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear or Clearstream).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, joint-stock company, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means the land, improvements, building and fixtures (including any leasehold interest thereof) constituting the principal corporate office, any manufacturing plant or any manufacturing or research or engineering facility (whether owned at or acquired after the date of the Indenture) that is owned or leased by the Company or a Restricted Subsidiary, which is located within the continental United States and has a net book value at the time of the determination in excess of the greater of 10% of Consolidated Net Tangible Assets or $50 million, unless the Board of Directors has determined in good faith that such office, plant or facility is not of material importance to the total business conducted by the Company and the Subsidiaries taken as a whole, provided, however, that the Company’s corporate office located at 521 West 57th Street, New York, New York 10019-2960 shall not be deemed a Principal Property.

“Quotation Agent” means the Reference Treasury Dealer selected by the Company.

“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us (as certified by a resolution of our board of directors) as a replacement agency for Moody’s or S&P, or both as the case may be.

“Ratings Event” means the occurrence of the events described in (1) or (2) below on any date during the period commencing 60 days prior to the date of the public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control and ending 60 days following consummation of such Change of Control (the “Trigger Period”), which Trigger Period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies: (1) in the event the Notes are rated by both Rating Agencies as Investment Grade, the rating of the Notes shall be reduced so that the Notes are rated below Investment Grade by both Rating Agencies, or (2) in the event the Notes are rated Investment Grade by one Rating Agency and below Investment Grade by the other Rating Agency, the rating of the Notes by either Rating Agency shall be decreased by one or more gradations (including gradations within rating categories, as well as between rating categories) so that the Notes are then rated below Investment Grade by both Rating Agencies.

“Redemption Date” has the meaning set forth in Section 3.02(b).

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third Business Day preceding the Redemption Date.

“Reference Treasury Dealer” means (1) each of Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC (or their respective affiliates which are Primary Treasury Dealers (as defined below)), and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer; and (2) any other Primary Treasury Dealer(s) selected by the Company.

“Registrar” has the meaning set forth in Section 2.05(b).

“Regular Record Date” has the meaning set forth in Section 2.01(c).

“Responsible Officer” when used with respect to the Trustee means any officer of the Trustee with direct responsibility for the administration of this Indenture or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Restricted Subsidiary” means any Subsidiary (i) substantially all of whose property is located within the continental United States, (ii) which owns a Principal Property and (iii) in which the Company’s investment exceeds 1% of the aggregate amount of assets included on a consolidated balance sheet of the Company and its Subsidiaries as of the end of the last fiscal quarter for which financial information is available. However, the term “Restricted Subsidiary” shall exclude any Subsidiary that is principally engaged in the leasing and financing of real property.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Sale and Lease-Back Transaction” has the meaning set forth in Section 4.06(b).

“Securities” means the Notes authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Special Record Date” has the meaning set forth in Section 2.03(d).

“Subsidiary” means (i) any corporation at least a majority of whose outstanding Voting Stock shall at the time be owned, directly or indirectly, by the Company or by one or more of its Subsidiaries or by the Company and one or more of its Subsidiaries, (ii) any general partnership, limited liability company, joint venture or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by the Company, or by one or more of its Subsidiaries, or by the Company and one or more of its Subsidiaries and (iii) any limited partnership of which the Company or any of its Subsidiaries is a general partner.

“Transfer” of any Note encompasses any sale, pledge, transfer, hypothecation or other disposition or any interest therein.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

“Trustee” means U.S. Bank National Association and, subject to the provisions of Article VII, shall also include its successors and assigns, and, if at any time there is more than one Person acting in such capacity hereunder, “Trustee” shall mean each such Person.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Voting Stock,” as applied to stock of any Person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

ARTICLE II

ISSUE, DESCRIPTION, TERMS, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

SECTION 2.01. Designation and Terms of Notes.

(a) The Company hereby creates one series of securities designated “3.20% Senior Notes due 2023” issued pursuant to this Indenture.

(b) The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. The Notes shall be issued initially in an aggregate principal amount of $300,000,000.

The Company may, from time to time, without the consent of the holders of the Notes and in accordance with this Indenture, create and issue additional Notes ranking equally and ratably with, having the same terms and conditions as, the Notes in all respects (other than the original issuance date, the issue price and, under certain circumstances, the first payment of interest) (“Additional Notes”) so as to form a single series with the Notes, including for purposes of voting and redemptions, provided that any such further securities shall be fungible with the Notes for U.S. federal income tax purposes. Any Additional Notes may be issued with the benefit of an indenture supplemental to this Indenture.

(c) The Notes will mature on May 1, 2023 (the “Maturity Date”) and will bear interest at the rate of 3.20% per annum. Interest shall be calculated on the basis of a 360-day year comprised of twelve 30-day months. The Company will pay interest on the Notes semi-annually in arrears on May 1 and November 1 of each year (each such date, an “Interest Payment Date”), beginning on April 4, 2013, to the holders of record (which initially shall be DTC) at the close of business on the April 15 or October 15 (whether or not that date is a Business Day), as the case may be, immediately preceding such Interest Payment Date (each such date, a “Regular Record Date”) and on the Maturity Date. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Payments of the principal of and interest on the Notes shall be made in U.S. Dollars, and the Notes shall be denominated in U.S. Dollars.

(d) Prior to the initial issuance of the Notes, there shall be established in or pursuant to a Board Resolution of the Company, and set forth in an Officers’ Certificate of the Company the terms of the Notes.

SECTION 2.02. Form of Notes and Trustee’s Certificate.

(a) The Notes are to be issuable as registered securities and shall be evidenced by one or more Global Notes. The Notes shall be in substantially the form of Exhibit A hereto (unless otherwise set forth in one or more indentures supplemental hereto or as provided in a Board Resolution of the Company and as set forth in an Officers’ Certificate of the Company), with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements (in addition to any required in accordance with Section 2.11) placed thereon as the Company may reasonably deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law, with any rule or regulation made pursuant thereto, with any rules of any securities exchange, automated quotation system or clearing agency or to conform to usage, as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of such Notes.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee as custodian for DTC.

(b) The Notes in definitive form shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, all as determined by the officer executing such Notes, as evidenced by their execution thereof.

(c) The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound hereby; provided, however, that to the extent any provision of any Note thereon conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(d) The Trustee’s certificates of authentication shall be in substantially the following form:

“This is one of the Notes designated therein described in the within-mentioned Indenture.

U.S. Bank National Association,
as Trustee

By:
Authorized Signatory”

SECTION 2.03. Denominations; Provisions for Payment.

(a) The Notes shall be issuable as registered securities in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b) The place of payment where the Notes may be presented or surrendered for payment, where the principal of and interest and any other payments due on the Notes are payable, where the Notes may be presented and surrendered for registration of transfer or exchange and where notices and demands to and upon the Company in respect of the and the Indenture may be served shall be in the Borough of Manhattan, The City of New York, and the office or agency maintained by the Company for such purpose shall initially be the Corporate Trust Office of the Trustee.

(c) The interest installment on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date for the Notes shall be paid to the Person in whose name such Note is registered at the close of business on the Regular Record Date for such interest installment. In the event that any Note is called for redemption and the Redemption Date is subsequent to a Regular Record Date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Note will be paid upon presentation and surrender of such Note as provided in Section 3.03.

(d) Any interest on any Note that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date for the Notes (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered holder on the relevant Regular Record Date by virtue of having been such holder, and such Defaulted Interest shall be paid by the Company, at its election, as provided in clause (1) or clause (2) below:

(1) The Company may make payment of any Defaulted Interest on Notes to the Persons in whose names such Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date (“Special Record Date”) for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid, to each Noteholder at his or her address as it appears in the Note Register (as hereinafter defined), not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Notes (or their respective Predecessor Notes) are registered on such special record date and shall be no longer payable pursuant to the following clause (2).

(2) The Company may make payment of any Defaulted Interest on any Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(e) Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Note.

SECTION 2.04. Execution and Authentications.

(a) The Notes shall be signed on behalf of the Company by its Chairman of the Board of Directors, Chief Executive Officer, President or one of its Vice Presidents, under its corporate seal which may, but need not be, attested by its Secretary or one of its Assistant Secretaries. Such signatures may be the manual or facsimile signatures of the present or any future such officers.

In case any such officer who shall have signed any of the Notes shall cease to be such officer before the Note so signed shall be authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Note had not ceased to be such officer of the Company; and any Note may be signed on behalf of the Company by such Person as, at the actual date of the execution of such Note, shall be a proper officer of the Company, although at the date of the execution and delivery of this Indenture any such Person was not such an officer. The seal of the Company may be in the form of a facsimile of such seal and may be impressed, affixed, imprinted or otherwise reproduced on the Notes. The Notes may contain such notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication by the Trustee.

(b) A Note shall not be valid until authenticated manually by an authorized signatory of the Trustee, or by an Authenticating Agent. Such signature shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder thereof is entitled to the benefits of this Indenture.

(c) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a written order of the Company for the authentication and delivery of such Notes, signed by its Chairman of the Board of Directors, Chief Executive Officer, President or any Vice President and its Treasurer or any Assistant Treasurer, or its Controller or any Assistant Controller or its Secretary or any Assistant Secretary, and the Trustee in accordance with such written order shall authenticate and deliver such Notes.

(d) If the Notes shall be represented by one or more permanent Global Notes, then, for purposes of this Section and Section 2.06, the notation of a beneficial owner’s interest therein upon original issuance of such Global Note or upon exchange of a portion of a temporary Global Note shall be deemed to have been delivered in connection with the original issuance of such beneficial owner’s interest in such permanent Global Note.

(e) In authenticating such Notes and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall be provided, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel each stating that the form and terms thereof have been established in conformity with the provisions of this Indenture.

(f) The Trustee shall not be required to authenticate such Notes if the issue of such Notes pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Notes and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee.

SECTION 2.05. Registration of Transfer and Exchange.

(a) The Notes may be exchanged upon presentation thereof at the office or agency of the Company designated for such purpose in the Borough of Manhattan, the City and State of New York, for other Notes of authorized denominations, and for a like aggregate principal amount, upon payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, all as provided in this Section. In respect of any Notes so surrendered for exchange, the Company shall execute, the Trustee shall authenticate and such office or agency shall deliver in exchange therefor the Note or Notes that the Noteholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

(b) The Company designates the Corporate Trust Office of the Trustee as the location where it shall keep, or cause to be kept, a register or registers (herein referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall register the Notes and the transfers of Notes as in this Article provided and which at all reasonable times shall be open for inspection by the Trustee. The registrar for the purpose of registering Notes and transfer of Notes as herein provided shall initially be the Trustee (the “Registrar”).

Upon surrender for transfer of any Note at the Corporate Trust Office of the Trustee, the Company shall execute, the Trustee shall authenticate and the Trustee’s office shall deliver in the name of the transferee or transferees a new Note or Notes for a like aggregate principal amount.

All Notes presented or surrendered for exchange or registration of transfer, as provided in this Section, shall be accompanied (if so required by the Company or the Registrar) by a written instrument or instruments of transfer, in form satisfactory to the Company or the Registrar, duly executed by the registered holder or by such holder’s duly authorized attorney in writing.

(c) No service charge shall be made for any exchange or registration of transfer of Notes, or issue of new Notes in case of partial redemption, but the Company and the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, other than exchanges pursuant to Section 2.06, the second paragraph of Section 3.03 and Section 9.04 not involving any transfer.

(d) The Company shall not be required (i) to issue, exchange or register the transfer of any Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all the Outstanding Notes and ending at the close of business on the day of such mailing, nor (ii) to register the transfer or exchange of any Notes called for redemption.

(e) The provisions of this Section 2.05 are, with respect to any Global Note, subject to Section 2.11 hereof.

SECTION 2.06. Temporary Notes.

Pending the preparation of definitive Notes, the Company may execute, and the Trustee shall authenticate and deliver, temporary Notes in lieu thereof (printed, lithographed or typewritten) in any authorized denomination. Such temporary Notes shall be substantially in the form of the definitive Notes in lieu of which they are issued, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every temporary Note shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Notes. Without unnecessary delay, the Company will execute and will furnish definitive Notes and thereupon any or all temporary Notes may be surrendered in exchange therefor (without charge to the Noteholders), at the Corporate Trust Office of the Trustee, and the Trustee shall authenticate and such office or agency shall deliver in exchange for such temporary Notes an equal aggregate principal amount of definitive Notes, unless the Company advises the Trustee to the effect that definitive Notes need not be executed and furnished until further notice from the Company. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes authenticated and delivered hereunder.

SECTION 2.07. Mutilated, Destroyed, Lost or Stolen Notes.

(a) In case any temporary or definitive Note shall become mutilated or be destroyed, lost or stolen, the Company (subject to the next succeeding sentence) shall execute, and upon the Company’s request the Trustee (subject as aforesaid) shall authenticate and deliver, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee evidence to their satisfaction of the destruction, loss or theft of the applicant’s Note and of the ownership thereof. The Trustee shall authenticate any such substituted Note and deliver the same upon the written request or authorization of any officer of the Company. Upon the issuance of any substituted Note, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Note that has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Note) if the applicant for such payment shall furnish to the Company and the Trustee such security or indemnity as they may require to save them harmless, and, in case of destruction, loss or theft, evidence to the satisfaction of the Company and the Trustee of the destruction, loss or theft of such Note and of the ownership thereof.

(b) Every replacement Note issued pursuant to the provisions of this Section shall constitute an additional contractual obligation of the Company whether or not the mutilated, destroyed, lost or stolen Note shall be found at any time, or be enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder. All Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes, and shall preclude (to the extent lawful) any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

SECTION 2.08. Cancellation.

Notes surrendered for the purpose of payment, redemption, exchange or registration of transfer shall, if surrendered to the Company or any paying agent, be delivered to the Trustee for cancellation, or, if surrendered to the Trustee, shall be cancelled by it, and no Notes shall be issued in lieu thereof except as expressly required or permitted by any of the provisions of this Indenture. On the written request of the Company at the time of such surrender, the Trustee shall deliver to the Company canceled Notes held by the Trustee. In the absence of such request the Trustee may dispose of canceled Notes in accordance with its standard procedures and, upon written request of the Company, deliver a certificate of disposition to the Company. If the Company shall otherwise acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

SECTION 2.09. Benefits of Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give or be construed to give to any Person, other than the parties hereto and the holders of the Notes, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all such covenants, conditions and provisions being for the sole benefit of the parties hereto and of the holders of the Notes.

SECTION 2.10. Authenticating Agent.

(a) So long as any of the Notes remain Outstanding there may be an Authenticating Agent for the Notes which the Trustee shall have the right to appoint. Such Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate the Notes issued upon exchange, transfer or partial redemption thereof, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. All references in this Indenture to the authentication of Notes by the Trustee shall be deemed to include authentication by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall be a corporation that has a combined capital and surplus, as most recently reported or determined by it, sufficient under the laws of any jurisdiction under which it is organized or in which it is doing business to conduct a trust business, and that is otherwise authorized under such laws to conduct such business and is subject to supervision or examination by Federal or State authorities. If at any time any Authenticating Agent shall cease to be eligible in accordance with these provisions, it shall resign immediately.

(b) Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time (and upon request by the Company shall) terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon resignation, termination or cessation of eligibility of any Authenticating Agent, the Trustee may appoint an eligible successor Authenticating Agent acceptable to the Company. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder as if originally named as an Authenticating Agent pursuant hereto.

SECTION 2.11. Global Notes.

(a) The Company shall execute and the Trustee shall, in accordance with Section 2.04, authenticate and deliver, one or more Notes in global form that (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Notes, (ii) shall be registered in the name of Cede & Co., as the nominee of DTC, (iii) shall be deposited with the Trustee as custodian for DTC and (iv) shall bear a legend substantially to the following effect:

“THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, HAS AN INTEREST HEREIN.”

(b) Notwithstanding the provisions of Section 2.05, a Global Note may be transferred, in whole but not in part and in the manner provided in Section 2.05, only to another nominee of the Depositary or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

(c) (1) If at any time DTC notifies the Company that it is unwilling or unable to continue as Depositary for the Notes or if at any time DTC shall no longer be registered or in good standing under the Exchange Act, or other applicable statute or regulation, and a successor Depositary for the Notes is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, or (2) an Event of

Default has occurred and is continuing with respect to the Notes and DTC requests the issuance of certificated Notes, this Section 2.11 shall no longer be applicable to the Notes and the Company will execute, and subject to Section 2.05, the Trustee will authenticate and deliver the Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Note(s) in exchange for such Global Note(s).

In addition, the Company may at any time determine that the Notes shall no longer be represented by a Global Note(s) and that the provisions of this Section 2.11 shall no longer apply to the Notes. In such event the Company will execute and subject to Section 2.05, the Trustee, upon receipt of an Officers’ Certificate evidencing such determination by the Company, will authenticate and deliver the Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Note(s) in exchange for such Global Note(s).

Upon the exchange of the Global Note(s) for such Notes in definitive registered form without coupons, in authorized denominations, the Global Note(s) shall be canceled by the Trustee in accordance with Section 2.08. Such Notes in definitive registered form issued in exchange for the Global Note(s) pursuant to this clause (c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Notes to the Depositary for delivery to the Persons in whose names such Notes are so registered.

SECTION 2.12. CUSIP Numbers.

The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use) or other identifying numbers (collectively, “Identifying Numbers”) and, if so, the Trustee shall use such Identifying Numbers in notices of redemption as a convenience to holders of the Notes; provided that any such notice may state that no representation is made as to the correctness of such Identifying Numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identifying numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify in writing the Trustee and holders of the Notes of any change in the Identifying Numbers of Notes.

SECTION 2.13. Ranking.

The Notes shall constitute the senior indebtedness of the Company and shall rank pari passu in right of payment among themselves and with all of the other existing and future senior indebtedness of the Company, and will be effectively subordinated to all liabilities of the Company’s subsidiaries, including trade payables.

ARTICLE III

REDEMPTION OF NOTES AND SINKING FUND PROVISIONS

SECTION 3.01. Redemption.

The Company at its option may, at any time, redeem the Notes, in whole or in part, upon payment of a redemption price for the Notes to be redeemed (the “Redemption Price”) equal to:

(a) prior to February 1, 2023, the greater of:

(i) 100% of the principal amount of the Notes to be redeemed on that Redemption Date; and

(ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed on that Redemption Date (not including any portion of any payment of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis at the Treasury Rate, plus 25 basis points, as determined by the Reference Treasury Dealers; or

(b) on or after February 1, 2023, 100% of the principal amount of the Notes to be redeemed on that Redemption Date;

plus, in each case, accrued and unpaid interest on the Notes to, but excluding, the Redemption Date.

Notwithstanding the foregoing, installments of interest on Notes that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the holders of the Notes as of the close of business on the relevant Regular Record Date. The Redemption Price shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

SECTION 3.02. Election to Redeem; Notice of Redemption.

(a) In case the Company shall desire to redeem all or a portion, as the case may be, of the Notes, the Company shall, or shall cause the Trustee to, give notice of such redemption to holders of the Notes to be redeemed in the manner provided in Section 13.03(b) a notice of such redemption not less than 30 days and not more than 60 days before the date fixed for redemption unless a shorter period is specified in the Notes to be redeemed. Failure to duly give such notice to the holder of any Note designated for redemption in whole or in part, or any defect in the notice, shall not affect the validity of the proceedings for the redemption of any other Notes. In the case of any redemption of Notes prior to the expiration of any restriction on such redemption provided in the terms of such Notes or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with any such restriction.

(b) Each notice of redemption shall specify and state:

(1) the date fixed for redemption (“Redemption Date”);

(2) the redemption price at which Notes are to be redeemed;

(3) that payment of the redemption price of such Notes to be redeemed will be made at the office or agency of the Company in the Borough of Manhattan, the City and State of New York, upon presentation and surrender of such Notes;

(4) that interest accrued to the date fixed for redemption will be paid as specified in such notice and that from and after such date interest will cease to accrue;

(5) if less than all of the Outstanding Notes are to be redeemed, the identification of the particular Notes to be redeemed;

(6) in case any Note is to be redeemed in part only, the notice that relates to such Note shall state (i) the portion of the principal amount thereof to be redeemed, and (ii) that on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued;

(7) CUSIP numbers or Identifying Numbers, if any, of the Notes to be redeemed; and

(8) such other provisions as may be required in respect of the terms of the Notes.

(c) The Company shall give the Trustee at least 45 days’ notice in advance of the date fixed for redemption as to the aggregate principal amount of Notes to be redeemed. If less than all the Notes are to be redeemed, upon receipt of such notice by the Trustee, the Trustee shall select, in accordance with the rules of the Depositary, by lot or in such other manner as it shall deem appropriate and fair in its discretion, the Notes (or portions thereof) to be redeemed and shall thereafter promptly notify the Company in writing of the numbers of the Notes to be redeemed, in whole or in part. No Note of a denomination of $2,000 shall be redeemed in part and Notes may be redeemed in part only in integral multiples of $1,000.

Notwithstanding anything else contained in this Section, the selection of the Notes, or portions thereof, that are represented by a Global Note or that are held by or on behalf of a Depositary, in the case of any partial redemption, shall also be made in accordance with the applicable rules and procedures of DTC and neither the Trustee nor the Company shall have any liability or responsibility with respect thereto.

(d) The election of the Company to redeem any Notes shall be evidenced by or pursuant to a Board Resolution. The Company may, if and whenever it shall so elect, by delivery of instructions signed on its behalf by its Chairman of the Board of Directors, Chief Executive Officer, President or any Vice President, instruct the Trustee or any paying agent to call all or any part of the Notes for redemption and to give notice of redemption in the manner set forth in this Section, such notice to be in the name of the Company or its own name as the Trustee or such paying agent may deem advisable. In any case in which notice of redemption is to be given by the Trustee or any such paying agent, the Company shall deliver or cause to be delivered to, or permit to remain with, the Trustee or such paying agent, as the case may be, such Note Register, transfer books or other records, or suitable copies or extracts therefrom, sufficient to enable the Trustee or such paying agent to give any notice by mail that may be required under the provisions of this Section.

SECTION 3.03. Payment Upon Redemption.

(a) Prior to the opening of business on any redemption date, the Company shall deposit with the Trustee for the Notes to be redeemed or with a paying agent for such Notes (or, if the Company is acting as its own paying agent for such Notes, segregate and hold in trust as provided in Section 4.03(b)) an amount of money sufficient to pay the Redemption Price for such Notes to be redeemed.

(b) If the giving of notice of redemption shall have been completed as provided in Section 3.02, the Notes to be redeemed specified in such notice shall become due and payable on the date and at the place stated in such notice at the Redemption Price, together with interest accrued to the date fixed for redemption and interest on such Notes or portions of Notes shall cease to accrue on and after the date fixed for redemption, unless the Company shall default in the payment of such redemption price and accrued interest with respect to any such Note or portion thereof. On presentation and surrender of such Notes on or after the date fixed for redemption at the place of payment specified in the notice, such Notes shall be paid and redeemed at the Redemption Price, together with interest accrued thereon to the date fixed for redemption (but if the date fixed for redemption is an Interest Payment Date, the interest installment payable on such date shall be payable to the registered holder at the close of business on the applicable Regular Record Date pursuant to Section 2.01(c)). If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the redemption date at a rate per annum equal to the rate borne by the Note.

(c) Upon presentation and surrender of any Note that is to be redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the holder of such Note, at the expense of the Company, a new Note or Notes, of any authorized denominations as requested by such holder, having the same terms and provisions and in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so presented and surrendered; provided, however, that if a Global Note is so presented and surrendered, such new Note so issued shall be a new Global Note in a denomination equal to the unredeemed portion of the principal of the Global Note so surrendered.

SECTION 3.04. No Redemption at the Option of Holders; No Sinking Fund.

The Notes shall not be redeemable at the option of any holder thereof, upon the occurrence of any particular circumstances or otherwise. The Notes will not have the benefit of any sinking fund.

ARTICLE IV

CERTAIN COVENANTS

SECTION 4.01. Payment of Principal, Premium and Interest.

The Company agrees, for the benefit of the Notes, that it will duly and punctually pay or cause to be paid the principal of and premium, if any, and the interest on the Notes in accordance with the terms of the Notes and this Indenture.

SECTION 4.02. Maintenance of Office or Agency.

So long as the Notes remain Outstanding, the Company agrees to maintain an office or agency in the Borough of Manhattan, the City and State of New York and at such other location or locations as may be designated as provided in this Section 4.02, where (a) Notes may be presented or surrendered for payment, (b) Notes may be presented and surrendered as hereinabove authorized for registration of transfer and exchange, and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be given or served, such designation to continue with respect to such office or agency until the Company shall, by written notice signed by its Chairman of the Board of Directors, Chief Executive Officer, President or a Vice President and delivered to the trustee, designate some other office or agency for such purposes or any of them.

If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, notices and demands may be made or served at the Corporate Trust Office of the Trustee. Unless otherwise specified with respect to any Notes pursuant to Section 2.01 with respect to the Notes, the Company hereby appoints the Trustee as its agent to receive all such presentations, notices and demands.

SECTION 4.03. Paying Agents.

(a) The Company may appoint one or more paying agents for the Notes. The Company may change any paying agent without prior notice to any holder of the Notes. The Company shall notify the Trustee in writing of the name and address of any paying agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as paying agent, the Trustee shall, to the extent that it is capable, act as such. The Company or any of its domestic Subsidiaries may act as paying agent.

The Company initially appoints the Trustee to act as the paying agent with respect to the Notes.

(b) If the Company shall appoint one or more paying agents for the Notes, other than the Trustee, the Company will cause each such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section:

(1) that it will hold all sums held by it as such agent for the payment of the principal of (and premium, if any) or interest on the Notes (whether such sums have been paid to it by the Company or by any other obligor of such Notes) in trust for the benefit of the Persons entitled thereto;

(2) that it will give the Trustee notice of any failure by the Company (or by any other obligor of such Notes) to make any payment of the principal of (and premium, if any) or interest on the Notes when the same shall be due and payable;

(3) that it will, at any time during the continuance of any failure referred to in the preceding paragraph (a)(2) above, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such paying agent; and

(4) that it will perform all other duties of paying agent as set forth in this Indenture.

(c) If the Company shall act as its own paying agent with respect to the Notes, it will on or before each due date of the principal of (and premium, if any) or interest on the Notes, set aside, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay such principal (and premium, if any) or interest so becoming due on Notes until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of such action, or any failure (by it or any other obligor on such Notes) to take such action. Whenever the Company shall have one or more paying agents for the Notes, it will, prior to each due date of the principal of (and premium, if any) or interest on any Notes, deposit with the paying agent a sum sufficient to pay the principal (an premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of this action or failure so to act.

(d) Notwithstanding anything in this Section to the contrary, (1) the agreement to hold sums in trust as provided in this Section is subject to the provisions of Section 11.05, and (2) the Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any paying agent to pay, to the Trustee all sums held in trust by the Company or such paying agent, such sums to be held by the Trustee upon the same terms and conditions as those upon which such sums were held by the Company or such paying agent; and, upon such payment by any paying agent to the Trustee, such paying agent shall be released from all further liability with respect to such money.

SECTION 4.04. Appointment to Fill Vacancy in Office of Trustee.

The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.10, a Trustee, so that there shall at all times be a Trustee hereunder.

SECTION 4.05. Limitations on Liens.

(a) The Company agrees that it will not, nor will it permit any Restricted Subsidiaries to, issue, incur, create, assume or guarantee any debt for borrowed money, collectively referred to as “Debt,” secured by any mortgage, deed of trust, security interest, pledge, lien, charge or other encumbrance, each a “Lien” and collectively “Liens,” upon any Principal Property or shares of stock (or other equivalents of or interests in equity) or indebtedness of a Restricted Subsidiary without in any such case providing concurrently with the issuance, incurrence, creation, assumption or guaranty of such secured Debt, or the grant of such Lien, that the Notes (together with, at the Company’s option, any other indebtedness of or guarantee by the Company ranking equally with the Notes) shall be secured equally and ratably with (or, at the option of the Company, prior to) such secured Debt. The foregoing restriction, however, will not apply to:

(1) Liens on property, shares of stock or indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary, provided that such Liens are not created in anticipation of the transaction in which such Person becomes a Restricted Subsidiary;

(2) Liens on property acquired by the Company or a Restricted Subsidiary existing at the time of acquisition by the Company or a Restricted Subsidiary;

(3) Liens on property acquired by the Company or a Restricted Subsidiary and created prior to, at the time of, or within 180 days after the acquisition thereof, or the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property, for the purpose of financing all or any part of the purchase price thereof, such construction or the making of such improvements;

(4) Liens to secure indebtedness owing to the Company or a Restricted Subsidiary;

(5) Liens existing on the date of the initial issuance of any Notes;

(6) Liens on property, shares of stock or indebtedness of a Person existing at the time such Person is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of all or substantially all of the properties of a Person as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary, provided that such Lien was not incurred in contemplation of such merger or consolidation or sale, lease or other disposition;

(7) Liens in favor of the United States of America or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States of America or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens; or

(8) extensions, renewals or replacements of any Lien referred to in the foregoing clauses (1) through (7) or of any Debt secured thereby; provided, however, that such extension, renewal or replacement Lien shall secure no longer an amount of Debt than that existing at the time of such extension, renewal or replacement.

(b) Notwithstanding the restrictions in (a), the Company or a Restricted Subsidiary may issue, incur, create, assume or guarantee Debt secured by a Lien which would otherwise be subject to the foregoing restrictions, without equally and ratably securing the Notes, provided that after giving effect thereto, the aggregate amount of all Debt so secured by Liens (not including Liens permitted under clauses (1) through (8) above) does not exceed the greater of (1) 15% of Consolidated Net Tangible Assets or (2) $100 million.

SECTION 4.06. Limitations on Sale and Lease-Back Transactions.

(a) The Company covenants that it will not, nor will it allow the Restricted Subsidiaries to, enter into, any Sale and Lease-Back Transaction with respect to any Principal Property, other than any such transaction involving a lease for a term of not more than three years or any such transaction between the Company and one of the Restricted Subsidiaries or between Restricted Subsidiaries, unless at the effective time of such transaction:

(1) the Company or the Restricted Subsidiary would be entitled, pursuant to the Limitation on Liens set forth in Section 4.05, without equally and ratably securing the Notes, to incur Debt secured by a Lien on the Principal Property involved in such transaction in an amount at least equal to the Attributable Debt with respect to such Sale and Lease-Back Transaction, without equally and ratably securing the Notes; or

(2) the Company or the Restricted Subsidiary applies, within 180 days of the effective date of the Sale and Lease-Back Transaction, an amount equal to the greater of (i) the net proceeds of such sale or (ii) the Attributable Debt with respect to such Sale and Lease-Back Transaction to either (or a combination of) (x) the prepayment or retirement (other than any mandatory retirement, mandatory prepayment or sinking fund payment or payment at maturity) of debt for borrowed money of the Company or a Restricted Subsidiary (other than debt that is subordinate to the Notes or debt to the Company or a Restricted Subsidiary) that matures more than 12 months after its creation or (y) the purchase, construction or development of other comparable property.

(b) For purposes of this Section 4.06, “Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property, whether owned at the date of this Indenture or thereafter acquired (excluding temporary leases of a term, including renewal periods, of not more than three years), that has been or is to be sold or transferred by the Company or any Restricted Subsidiary to such Person with the intention of taking back a lease of this property. The term “Attributable Debt” as used with respect to a Sale and Lease-Back Transaction of a Principal Property means, at the time of determination, the lesser of (1) the fair market value of the Principal Property leased (as determined in good faith by the Board of Directors of the Company) or (2) the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease, as determined in good faith by the Board of Directors of the Company, compounded semi-annually. In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of (x) the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) and (y) the net amount determined assuming no such termination.

SECTION 4.07. Offer to Repurchase Upon Change of Control Triggering Event.

(a) Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem the Notes pursuant to Section 3.01, each Noteholder will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Noteholder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company shall mail a notice to each Noteholder (with a written copy of such notice to the Trustee) describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required herein and described in such notice. The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with this Section, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section by virtue of such conflicts.

(b) The Company shall not be required to make a Change of Control Offer if a third party makes an offer to purchase the Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, on such Notes to the date of purchase, in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer made by the Company and such third party purchases all the Notes properly tendered and not withdrawn under its offer.

(c) On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all the Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all the Notes or portions thereof properly tendered and (iii) deliver or cause to be delivered for cancellation to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of the Notes or portions thereof being purchased by the Company. The paying agent shall promptly mail to each holder of the Notes properly tendered the Change of Control Payment for such Notes, and the Trustee, upon receipt of a Company Request, shall promptly authenticate and mail (or cause to be transferred by book entry) to each holder of the Notes a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by such holder, if any; in denominations as set forth in this Indenture.

ARTICLE V

NOTEHOLDERS’ LISTS AND REPORTS

BY THE COMPANY AND THE TRUSTEE

SECTION 5.01. Company to Furnish Trustee Names and Addresses of Noteholders.

If the Trustee is not the Note Registrar, the Company shall cause the Note Registrar to furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of holders of the Notes.

SECTION 5.02. Preservation of Information; Communications With Noteholders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Noteholders contained in the most recent list furnished to the Trustee as provided in Section 5.01 and the names and addresses of Noteholders received by the Trustee in its capacity as Note Registrar. The Trustee may dispose of any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

(b) The rights of Noteholders to communicate with other Noteholders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

(c) Every holder of the Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Noteholders made pursuant to the Trust Indenture Act, as if the Trust Indenture Act were applicable.

SECTION 5.03. Reports by the Company.

(a) The Company will file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, if any, such of the supplementary and periodic information, documents and reports that may be required pursuant to Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

(b) The Company will file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from to time by the Commission, if any, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture if and as may be required from time to time by such rules and regulations.

(c) The Company will transmit by mail, first class postage prepaid, or reputable over-night delivery service that provides for evidence of receipt, to the Noteholders, as their names and addresses appear upon the Note Register or as otherwise provided for in Section 313(c) of the Trust Indenture Act, within 30 days after the filing thereof with the Trustee (unless some other time shall be fixed by the Commission), copies or summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

(d) Delivery of reports, information and documents to the Trustee is for informational purposes only and shall not constitute a representation or warranty as to the accuracy or completeness of the reports, information and documents. The Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates of the Company)

SECTION 5.04. Reports by the Trustee.

(a) On or before May 15 in each year in which any of the Notes are Outstanding, the Trustee shall transmit by mail, first class postage prepaid, to the Noteholders, as their names and addresses appear upon the Note Register, a brief report dated as of the preceding May 15, if and to the extent required under Section 313(a) of the Trust Indenture Act.

(b) The Trustee shall comply with Section 313(b) and 313(c) of the Trust Indenture Act.

(c) A copy of each such report shall, at the time of such transmission to Noteholders, be filed by the Trustee with (1) the Company, (2) each stock exchange upon which any Notes are listed (if so listed) and (3) the Commission. The Company agrees to notify the Trustee when any Notes become listed on any stock exchange.

SECTION 5.05. No Accountability by Reason of Disclosure.

Each and every Noteholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders in accordance with the provisions of this Article V, regardless of the source from which such information was derived and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under this Article V.

ARTICLE VI

REMEDIES OF THE TRUSTEE AND NOTEHOLDERS ON

EVENT OF DEFAULT

SECTION 6.01. Events of Default.

(a) Whenever used herein with respect to the Notes, “Event of Default” means any one or more of the following events that has occurred and is continuing:

(1) the Company defaults in the payment of any installment of interest upon the Notes, as and when the same shall become due and payable, and continuance of such default for a period of 30 days; provided, however, that a valid extension of an interest payment period by the Company in accordance with the terms of any indenture supplemental hereto shall not constitute a default in the payment of interest for this purpose;

(2) the Company defaults in the payment of the principal of (or premium, if any, on) any of the Notes as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise; provided, however, that a valid extension of the maturity of such Notes in accordance with the terms of any indenture supplemental hereto shall not constitute a default in the payment of principal or premium, if any, for this purpose;

(3) the Company fails to observe or perform any other of its covenants or agreements contained in this Indenture or otherwise established with respect to the Notes pursuant to Section 2.01 hereof (other than a covenant or agreement that has been expressly included in this Indenture solely for the benefit of the Notes) for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a “Notice of Default” hereunder, shall have been given to the Company by the Trustee, by registered or certified mail, or to the Company and the Trustee by the holders of at least 25% in principal amount of the Notes at the time Outstanding;

(4) the Company pursuant to or within the meaning of any Bankruptcy Law (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property or (iv) makes a general assignment for the benefit of its creditors; or

(5) a court of competent jurisdiction enters an order under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company for all or substantially all of their respective property, or (iii) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 90 days.

(b) If an Event of Default occurs (other than an Event of Default relating to bankruptcy, insolvency or reorganization described in clause (4) and clause (5) above) and is continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by such Noteholders), may declare the entire principal of all the Notes to be due and payable immediately, and upon any such declaration the principal, together with accrued interest and all other amounts owing, shall become and shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, notwithstanding anything contained in this Indenture or in the Notes.

If any Event of Default specified in clause (4) and clause (5) above occurs with respect to the Company, all of the unpaid principal amount and accrued interest on all of the Notes then Outstanding shall ipso facto become and be immediately due and payable without any declaration or other act by the Trustee or any Noteholder.

(c) At any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the holders of a majority in aggregate principal amount of the Notes then Outstanding hereunder, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all matured installments of interest upon all the Notes, (ii) the principal of (and premium, if any, on) any and all Notes that shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, (iii) to the extent that such payment is enforceable under applicable law, interest upon overdue installments of interest, at the rate per annum expressed in the Notes to the date of such payment or deposit) and (iv) the amount payable to the Trustee under Section 7.06; and

(2) any and all Events of Default under the Indenture with respect to the Notes, other than the nonpayment of principal on Notes that shall not have become due by their terms, shall have been remedied or waived as provided in Section 6.06. No such rescission and annulment shall extend to or shall affect any subsequent default or impair any right consequent thereon.

(d) In case the Trustee shall have proceeded to enforce any right with respect to Notes under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceedings had been taken.

SECTION 6.02. Collection of Indebtedness and Suits for Enforcement by Trustee.

(a) The Company covenants that:

(1) in case it shall default in the payment of any installment of interest on the Notes as and when the same shall have become due and payable, and such default shall have continued for a period of 90 Business Days, or

(2) in case it shall default in the payment of the principal of (or premium, if any, on) the Notes when the same shall have become due and payable, whether upon maturity of the Notes or upon redemption or upon declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Notes, the whole amount that then shall have been become due and payable on all such Notes for principal (and premium, if any) or interest, or both, as the case may be, with interest upon the overdue principal (and premium, if any) and (to the extent that payment of such interest is enforceable under applicable law) upon overdue installments of interest at the rate per annum expressed in the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, and the amount payable to the Trustee under Section 7.06.

(b) If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or other obligor upon the Notes, wherever situated.

(c) In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, readjustment, arrangement, composition or judicial proceedings affected the Company, or its creditors or property, the Trustee shall have power to intervene in such proceedings and take any action therein that may be permitted by the court and shall (except as may be otherwise provided by law) be entitled to file such proofs of claim and other papers and documents as may be necessary or advisable in order to have the claims of the Trustee and of the holders of the Notes allowed for the entire amount due and payable by the Company under the Indenture at the date of institution of such proceedings and for any additional amount that may become due and payable by the Company after such date, and to collect and receive any moneys or other property payable or deliverable on any such claim, and to distribute the same after the deduction of the amount payable to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the holders of the Notes to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to such holders, to pay to the Trustee any amount due it under Section 7.06.

(d) All rights of action and of asserting claims under this Indenture, or under any of the terms established with respect to the Notes, may be enforced by the Trustee without the possession of any of such Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for payment to the Trustee of any amounts due under Section 7.06, be for the ratable benefit of the holders of the Notes.

(e) In case of an Event of Default hereunder, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

(f) Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any holder thereof or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

SECTION 6.03. Application of Moneys Collected.

Any moneys collected by the Trustee with respect to the Notes under this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such moneys, and, in case of the distribution of such moneys on account of principal (or premium, if any) or interest, upon presentation of the Notes, stamping thereon the payment if only partially paid, and upon surrender thereof, if fully paid:

FIRST: To the payment of costs and expenses of collection and of all amounts payable to the Trustee under Section 7.06; and

SECOND: To the payment of the amounts then due and unpaid upon the Notes for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively.

SECTION 6.04. Limitation on Suits.

(a) No Noteholder shall have any right by virtue or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1) such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof with respect to the Notes specifying such Event of Default, as hereinbefore provided;

(2) the holders of not less than 25% in aggregate principal amount of the Notes then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as trustee hereunder;

(3) such holder or holders shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have failed to institute any such action, suit or proceeding; and

(5) during such 60 day period, the holders of a majority in principal amount of the Notes do not give the Trustee a direction inconsistent with the request.

(b) Notwithstanding anything contained herein to the contrary, the right of any holder of any Note to receive payment of the principal of (and premium, if any) and interest on such Note, as therein provided, on or after the respective due dates expressed in such Note (or in the case of redemption, on the redemption date), or to institute suit for the enforcement of any such payment on or after such respective dates or redemption date, shall not be impaired or affected without the consent of such holder, and by accepting a Note hereunder it is expressly understood, intended and covenanted by the taker and holder of every Note with every other such taker and holder and the Trustee, that no one or more holders of the Notes shall have any right in any manner whatsoever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the holders of any other of such Notes, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of the Notes.

(c) For the protection and enforcement of the provisions of this Section, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 6.05. Rights and Remedies Cumulative; Delay or Omission Not Waiver.

(a) Except as otherwise provided in Section 2.07, all powers and remedies given by this Article to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture or otherwise established with respect to such Notes.

(b) No delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or on acquiescence therein; and, subject to the provisions of Section 6.04, every power and remedy given by this Article or by law to the Trustee or the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

SECTION 6.06. Control by Noteholders.

(a) Subject to Section 6.01(c)(1)(iv), the holders of a majority in aggregate principal amount of the Notes at the time Outstanding, determined in accordance with Section 8.04, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that such direction shall not be in conflict with any rule of law or with this Indenture or be unduly prejudicial to the rights of holders of the Notes at the time Outstanding determined in accordance with Section 8.04.

(b) Subject to the provisions of Section 7.01, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability.

(c) The holders of a majority in aggregate principal amount of the Notes at the time Outstanding affected thereby, determined in accordance with Section 8.04, may, on behalf of the holders of all of the Notes, waive any past default in the performance of any of the covenants contained herein with respect to the Notes and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on, any of the Notes as and when the same shall become due by the terms of the Notes other than by acceleration (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal and any premium has been deposited with the Trustee in accordance with Section 6.01(c)). Upon any such waiver, the default covered thereby shall be deemed to be cured for all purposes of this Indenture and the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 6.07. Undertaking to Pay Costs.

All parties to this Indenture agree, and each holder of the Notes by such holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding more than 10% in aggregate principal amount of the Outstanding Notes, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Notes, on or after the respective due dates expressed in such Note or established pursuant to this Indenture.

ARTICLE VII

CONCERNING THE TRUSTEE

SECTION 7.01. Certain Duties and Responsibilities of Trustee.

(a) The Trustee, prior to the occurrence of an Event of Default with respect to the Notes and after the curing of all Events of Default with respect to the Notes that may have occurred, shall undertake to perform with respect to the Notes such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants shall be read into this Indenture against the Trustee. In case an Event of Default with respect to the Notes has occurred (that has not been cured or waived), the Trustee shall exercise with respect to the Notes such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b) Within ninety (90) days after the occurrence of an Event of Default with respect to the Notes, the Trustee shall give to the holders of the Notes, as provided in Section 313(c) of the Trust Indenture Act, notice of each default with respect to the Notes actually known to a Responsible Officer of the Trustee, unless such Event of Default shall have been cured before the giving of such notice; but, unless such default be the failure to pay the principal of, or premium, if any, or interest on any of the Notes when and as the same shall become payable, the Trustee shall be protected in withholding such notice, if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the holders of the Notes.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) prior to the occurrence of an Event of Default with respect to the Notes and after the curing or waiving of all such Events of Default that may have occurred:

(i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable with respect to the Notes except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on the part of the Trustee, the Trustee may with respect to the Notes conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirement of this Indenture;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Notes at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Notes; and

(4) None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it.

SECTION 7.02. Certain Rights of Trustee.

Except as otherwise provided in Section 7.01:

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Board Resolution or an instrument signed in the name of the

Company, by the Chairman of the Board of Directors, the Chief Executive Officer, the President or any Vice President and by the Treasurer or an Assistant Treasurer, or the Controller or an Assistant Controller, or the Secretary or an Assistant Secretary thereof (unless other evidence in respect thereof is specifically prescribed herein);

(c) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted hereunder in good faith and in reliance thereon;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby;

(e) the Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security, or other papers or documents, unless requested in writing so to do by the holders of not less than a majority in principal amount of the Outstanding Notes affected thereby (determined as provided in Section 8.04); provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and to its agents;

(j) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(k) anything in this Indenture notwithstanding, in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(l) in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services (it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances);

(m) the Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of such Default or Event of Default, as the case may be, has been received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

(n) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

(o) the permissive right of the Trustee to take or refrain from taking action hereunder shall not be construed as a duty.

SECTION 7.03. Trustee Not Responsible for Recitals, Validity of Notes or Application of Proceeds Thereof.

(a) The recitals contained herein and in the Notes shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

(b) The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes.

(c) The Trustee shall not be accountable for the use or application by the Company of any of the Notes or of the proceeds of such Notes, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture or established pursuant to Section 2.01, or for the use or application of any moneys received by any paying agent other than the Trustee.

SECTION 7.04. May Hold Notes.

The Trustee or any paying agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, paying agent or Registrar.

SECTION 7.05. Moneys Held in Trust.

Subject to the provisions of Section 11.05, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree with the Company to pay thereon.

SECTION 7.06. Compensation and Reimbursement.

(a) The Company covenants and agrees to pay to the Trustee, and the Trustee shall be entitled to, such reasonable compensation as the Company, and the Trustee may from time to time agree in writing, for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, except as otherwise expressly provided herein, the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim of liability in the premises.

(b) The obligations of the Company under this Section to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Notes.

(c) The provisions of this Section 7.06 shall survive the satisfaction and discharge of the Notes, resignation or removal of the Trustee and the termination of this Indenture.

SECTION 7.07. Reliance on Officers’ Certificate.

Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture upon the faith thereof.

SECTION 7.08. Disqualification; Conflicting Interests.

If the Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

SECTION 7.09. Corporate Trustee Required; Eligibility.

(a) There shall at all times be a Trustee with respect to the Notes issued hereunder which shall at all times be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or other Person permitted to act as trustee by the Commission, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least fifty million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial, or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

(b) The Company may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee.

(c) In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.

SECTION 7.10. Resignation and Removal; Appointment of Successor.

(a) The Trustee or any successor hereafter appointed, may at any time resign with respect to the Notes by giving written notice thereof to the Company and by transmitting notice of resignation to the Noteholders in the manner provided in Section 13.03(b). Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee with respect to the Notes by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, (1) the resigning Trustee may at the expense of the Company petition any court of competent jurisdiction for the appointment of a successor trustee with respect to the Notes or (2) any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee, upon which such court may after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any one of the following shall occur:

(1) the Trustee shall fail to comply with the provisions of Section 7.08 after written request therefor by the Company or by any Noteholder who has been a bona fide holder of a Note or Notes for at least six months; or

(2) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Company or by any such Noteholder; or

(3) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or commence a voluntary bankruptcy proceeding, or a receiver of the Trustee or of its property shall be appointed or consented to, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, unless the Trustee’s duty to resign is stayed as provided herein or (ii) any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of that holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee, upon which such court may after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) If the Trustee for the Notes shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for the Notes for any cause, the Company, by written instrument executed by order of the Board of Directors, shall promptly appoint a successor Trustee with respect to the Notes and shall comply with the applicable requirements of Section 7.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes shall have not been appointed by the Company pursuant to this Section, then holders of a majority in aggregate principal amount of the Notes at the time Outstanding may appoint a successor Trustee by notifying the Company and the retiring Trustee. If no successor Trustee for the Notes shall have been so appointed by the Company or the Noteholders and shall have accepted appointment in the manner required by Section 7.11, and if such Trustee to be replaced is still incapable of acting, any Noteholder who has been a bona fide holder of a Note or Note for at least six months, on behalf of that holder and all others similarly situated, or the retiring Trustee, at the Company’s expense, may petition any court of competent jurisdiction for the appointment of a successor trustee, upon which such court may after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(d) The holders of a majority in aggregate principal amount of the Notes at the time Outstanding may at any time remove the Trustee by so notifying the Trustee and the Company and may appoint a successor Trustee with the consent of the Company.

(e) Any resignation or removal of the Trustee and appointment of a successor trustee with respect to the Notes pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

(f) Any successor trustee appointed pursuant to this Section may be appointed with respect to the Notes, and at any time there shall be only one Trustee with respect to the Notes.

SECTION 7.11. Acceptance of Appointment By Successor.

(a) In case of the appointment hereunder of a successor trustee with respect to all Notes, every such successor trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor trustee all the rights, powers, and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee hereunder.

(b) In case of the appointment hereunder of a successor trustee with respect to the Notes, the Company, the retiring Trustee and each successor trustee with respect to the Notes shall execute and deliver an indenture supplemental hereto wherein each successor trustee shall accept such appointment and which shall:

(1) contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes to which the appointment of such successor trustee relates;

(2) contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee; and

(3) add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible for any act or failure to act on the part of any other Trustee hereunder.

Upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall with respect to the Notes to which the appointment of such successor trustee relates have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture, and each such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes to which the appointment of such successor trustee relates; but, on request of the Company or any successor trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Notes to which the appointment of such successor trustee relates.

(c) Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d) No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article.

(e) Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall transmit notice of the succession of such trustee hereunder to the Noteholders in the manner provided in Section 13.03(b). If the Company fails to transmit such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be transmitted at the expense of the Company.

SECTION 7.12. Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

SECTION 7.13. Preferential Collection of Claims Against the Company.

The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent included therein.

ARTICLE VIII

CONCERNING THE NOTEHOLDERS

SECTION 8.01. Evidence of Action by Noteholders.

(a) Whenever in this Indenture it is provided that the holders of a majority or specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such majority or specified percentage have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by such holders of the Notes in Person or by agent or proxy appointed in writing.

(b) If the Company shall solicit from the Noteholders any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, as evidenced by an Officers’ Certificate, fix in advance a record date for the determination of Noteholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Noteholders of record at the close of business on the record date shall be deemed to be Noteholders for the purposes of determining whether Noteholders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Notes shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by such Noteholders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

SECTION 8.02. Proof of Execution by Noteholders.

Subject to the provisions of Section 7.01, proof of the execution of any instrument by a Noteholder (such proof will not require notarization) or his agent or proxy and proof of the holding by any Person of any of the Notes shall be sufficient if made in the following manner:

(a) The fact and date of the execution by any such Person of any instrument may be proved in any reasonable manner acceptable to the Trustee.

(b) The ownership of Notes shall be proved by the Note Register of such Notes or by a certificate of the Registrar thereof.

(c) The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

SECTION 8.03. Who May be Deemed Owners.

Prior to the due presentment for registration of transfer of any Note, the Company, the Trustee, any paying agent and any Registrar may deem and treat the Person in whose name such Note shall be registered upon the books of the Company as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Registrar) for the purpose of receiving payment of or on account of the principal of, premium, if any, and (subject to Section 2.03) interest on such Note and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any Registrar shall be affected by any notice to the contrary.

So long as DTC or its nominee is the registered owner of a Global Note, DTC or its nominee, as the case may be, shall be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under this Indenture and under the Notes. Ownership of beneficial interests in such Global Note shall be shown on, and transfers thereof will be effective only through, records maintained by DTC (with respect to beneficial interests of Participants) or by Participants or Persons that hold interests through Participants (with respect to beneficial interests of beneficial owners).

SECTION 8.04. Certain Notes Owned by Company Disregarded.

In determining whether the holders of the requisite aggregate principal amount of the Notes have concurred in any direction, consent of waiver under this Indenture, the Notes that are owned by the Company or any other obligor on the Notes or by any Person directly or indirectly controlling or controlled by or under common control with the Company or any other obligor on the Notes shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Notes that the Trustee actually knows are so owned shall be so disregarded. The Notes so owned that have been pledged in good faith may be regarded as Outstanding for the purposes of this Section, if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

SECTION 8.05. Actions Binding on Future Noteholders.

At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the holders of the majority or percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note that is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee, and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note, and of any Note issued in exchange therefor, on registration of transfer thereof or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Note. Any action taken by the holders of the majority or percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all the Notes.

ARTICLE IX

SUPPLEMENTAL INDENTURES

SECTION 9.01. Consent, Waiver or Amendment Without the Consent of Noteholders.

(a) The Company and the Trustee may amend, waive, supplement or otherwise modify this Indenture, the Notes, individually or collectively, or any other agreement or instrument entered into in connection with this Indenture without notice to or consent of any Noteholder, for one or more of the following purposes:

(1) to cure any ambiguity, mistake or inconsistency in the indenture; or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture as the Board of Directors may deem necessary or desirable and which shall not materially and adversely affect the interests of the holders of the Notes;

(2) evidence the succession of another corporation to the Company, or successive successions and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article X;

(3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(4) to add to the covenants of the Company for the benefit of the holders of the Notes or to surrender any right or power herein conferred upon the Company;

(5) to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of Notes, as herein set forth;

(6) to make any change that does not adversely affect the rights of any Noteholder in any material respect;

(7) to provide for the issuance of Additional Notes as provided in Section 2.01, to establish the form of any certifications required to be furnished pursuant to the terms of this Indenture or to add to the rights of the holders of the Notes;

(8) to add or change CUSIP numbers or other Identifying Numbers of the Notes upon notice to holders of such Notes;

(9) to remove any legends placed on a Note in accordance with this Indenture;

(10) to secure the Notes pursuant to the requirements of Section 4.05;

(11) to add any additional Events of Default;

(12) to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no Note Outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; and

(13) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than the one Trustee, pursuant to the requirements of Section 7.11.

(b) The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

(c) Any supplemental indenture authorized by the provisions of this Section may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time Outstanding, notwithstanding any of the provisions of Section 9.02.

SECTION 9.02. Supplemental Indentures With Consent of Noteholders.

(a) With the consent (evidenced as provided in Section 8.01) of the holders of not less than a majority in aggregate principal amount of the Notes affected by such supplemental indenture or indentures at the time Outstanding, the Company, when authorized by resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner not covered by Section 9.01 the rights of the holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the holders of each Note then Outstanding and affected thereby:

(1) extend the fixed maturity of the Notes;

(2) reduce the principal amount thereof;

(3) reduce the rate or extend the time of payment of interest thereon;

(4) reduce any premium payable upon the redemption thereof or;

(5) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture;

(6) modify the right of any holder to receive or sue for payment of principal, premium or interest that would be due at the stated maturity therefor; or

(7) expressly subordinate the obligations of the Notes to other indebtedness of the Company.

(b) A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of the Notes, or that modifies the rights of the holders of the Notes with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the holders of the Notes.

It shall not be necessary for the consent of the Noteholders affected under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

SECTION 9.03. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture pursuant to the provisions of this Article or of Section 10.01, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 9.04. Notes Affected by Supplemental Indentures.

Notes affected by a supplemental indenture, authenticated and delivered after the execution of such supplemental indenture pursuant to the provisions of this Article or of Section 10.01 may bear a notation in form approved by the Company, provided that such form meets the requirements of any exchange upon which the Notes may be listed, as to any matter provided for in such supplemental indenture.

If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Notes then Outstanding.

SECTION 9.05. Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Section shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 9.06. Execution of Supplemental Indentures.

(a) Upon the request of the Company, accompanied by its Board Resolutions authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders, if required to consent thereto as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture.

(b) In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and, subject to the provisions of Section 7.01, shall be fully protected in relying upon, in addition to the documents required by Section 13.06, an Opinion of Counsel and an Officers’ Certificate, each stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent in this Indenture to the execution of such supplemental indenture, if any, have been complied with. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

(c) Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Company shall transmit in a manner consistent with Section 13.03(b), a notice, setting forth in general terms the substance of such supplemental indenture, to the Noteholders affected thereby. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

ARTICLE X

SUCCESSOR CORPORATION

SECTION 10.01. Company May Consolidate, Etc.

Nothing contained in this Indenture or in the Notes shall prevent any consolidation or merger of the Company with or into any other corporation or corporations (whether or not Affiliated with the Company) or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or other disposition of the property of the Company or its successor or successors as an entirety, or substantially as an entirety, to any other corporation (whether or not Affiliated with the Company or its successor or successors) authorized to acquire and operate the same; provided, however, the Company hereby covenants and agrees that, upon any such consolidation, merger, sale, conveyance, transfer or other disposition, the due and punctual payment of the principal of (premium, if any) and interest on the Notes in accordance with the terms of the Notes, according to their tenor and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be kept or performed by the Company shall be expressly assumed, by supplemental indenture (which shall conform to the provisions of the Trust Indenture Act, as then in effect) satisfactory in form to the Trustee executed and delivered to the Trustee by the entity formed by such consolidation, or into which the Company shall have been merged, or by the entity which shall have acquired such property.

SECTION 10.02. Successor Corporation Substituted.

(a) In case of any such consolidation, merger, sale, conveyance, transfer or other disposition and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of, premium, if any, and interest on the Notes Outstanding and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such successor corporation shall succeed to and be substituted for the Company with the same effect as if it had been named as the Company herein, and thereupon the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Notes.

(b) In case of any such consolidation, merger, sale, conveyance, transfer or other disposition such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

(c) Nothing contained in this Indenture or in any of the Notes shall prevent the Company from merging into itself or acquiring by purchase or otherwise all or any part of the property of any other Person (whether or not Affiliated with the Company).

SECTION 10.03. Evidence of Consolidation, Etc. to Trustee.

The Trustee, subject to the provisions of Section 7.01, shall be provided an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or other disposition, any such assumption, and any supplemental indenture relating thereto comply with the provisions of this Article and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

ARTICLE XI

SATISFACTION AND DISCHARGE AND DEFEASANCE

SECTION 11.01. Satisfaction and Discharge of Indenture.

(a) If at any time:

(1) the Company shall have delivered to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes that shall have been destroyed, lost or stolen and that shall have been replaced or paid as provided in Section 2.07 and Notes for whose payment money or Governmental Obligations have theretofore been deposited in trust or segregated and held in trust by the Company and thereupon repaid to the Company or discharged from such trust, as provided in Section 11.05); or

(2) all such Notes not theretofore delivered to the Trustee for cancellation (i) shall have become due and payable, are by their terms to become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption; and (ii) the Company shall (A) deposit or cause to be deposited with the Trustee as trust funds the entire amount in moneys or Governmental Obligations sufficient or a combination thereof, sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay at maturity or upon redemption all Notes not theretofore delivered to the Trustee for cancellation, including principal (and premium, if any) and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be; (B) pay or cause to be paid all other sums payable hereunder by the Company; and (C) deliver an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with, then this Indenture shall thereupon cease to be of further effect, and the Trustee, on demand of the Company and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture.

(b) Notwithstanding the foregoing, the provisions of Sections 2.03, 2.05, 2.07, 4.01, 4.02, 4.03 and 7.10 shall survive until the date of maturity or redemption date, as the case may be, and Sections 7.06 and 11.05 shall survive to such date and thereafter.

SECTION 11.02. Defeasance and Covenant Defeasance.

In addition to discharge of this Indenture pursuant to Section 11.01, if this Section is specified, as contemplated by Section 2.01, to be applicable to the Notes, the Company may at its option elect at any time either to effect: (i) a defeasance and discharge of the Notes under (a) below; or (ii) a covenant defeasance of the Notes under (b) below; in each case upon compliance with the applicable conditions set forth in (b).

(a) Upon election by the Company to effect a defeasance and discharge of the Notes under this (a) and satisfaction of the conditions precedent set forth in (b) with respect to the Notes, the Company shall be deemed to have paid and discharged the Notes and the Company shall be deemed to have satisfied all its other obligations under such Notes and all its other obligations relating to such Notes under the Indenture, except for Sections 2.03, 2.05, 2.07, 4.01, 4.02, 4.03, 7.06, 7.10 and 11.05 of the Indenture that shall survive until the Notes mature and are paid. Thereafter, Sections 7.06 and 11.05 of this Indenture shall survive with respect to the Notes.

(b) Upon election by the Company to effect a covenant defeasance with respect to the Notes under this (b), the Company shall be released from its obligations under Sections 4.05 and 4.06 of this Indenture and any covenants made applicable to the Notes which are subject to defeasance under the terms of any indenture supplemental hereto or the terms otherwise established with respect to such Notes pursuant to Section 2.01 hereof on or after the date the conditions precedent set forth in (b) are satisfied (hereinafter, “covenant defeasance”). For this purpose, such covenant defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in Sections 4.05 or 4.06 of this Indenture or in any other covenant applicable which is subject to defeasance under the terms of an indenture supplemental hereto or the terms otherwise established pursuant to Section 2.01 hereof.

(c) The following shall be conditions precedent to the application of Sections 11.02(a) and 11.02(b):

(1) with respect to Section 11.02(a) or Section 11.02(b) the Company shall have deposited or cause to be deposited irrevocably with the Trustee, as trust funds in trust for the purpose of making the following payments and specifically pledged as security for and dedicated solely to the benefit of the holders of the Notes to be defeased, cash in U.S. dollars (or such other money or currencies as shall then be legal tender in the United States) and/or Governmental Obligations, which through the scheduled payment of interest and principal in respect thereof, in accordance with their terms, will be provided (and without reinvestment and assuming no tax liability will be imposed on the Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to discharge principal (including premium, if any) and interest on such Notes on the stated maturity of such principal or installment of principal or interest on the dates on which such installments of principal and interest are due, in accordance with the terms of this Indenture, any indenture supplemental thereto entered into pursuant to Section 2.01 with respect to such Notes, and such Notes;

(2) in the case of defeasance under Section 11.02(a), the Company shall have delivered to the Trustee an Opinion of Counsel based on the fact that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling (which ruling may be, but need not be, issued with respect to the Company) or (B) since the date of this Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and such opinion shall confirm that, the holders of the Outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

(3) in the case of covenant defeasance under Section 11.01(b), the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, and such opinion shall confirm that, the holders of the Outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred;

(4) no Event of Default or Default with respect to the Notes to be defeased shall have occurred and be continuing on the date of such deposit, and no such Event of Default under Sections 6.01(a)(4) or (5) or event which with the giving of notice or lapse of time, or both, would become such an Event of Default under Sections 6.01(a)(4) or (5) shall have occurred and be continuing on the 91st day after such date or, if longer, ending on the day following the expiration of the longest preference period applicable to the Company in respect of such deposit (it being understood that this condition of this subsection (4) shall not be deemed satisfied until the expiration of such period);

(5) such deposit and defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

(6) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance and discharge under Section 11.02(a) or the covenant defeasance under Section 11.02(b) (as the case may be) have been complied with;

(7) such defeasance and discharge or covenant defeasance will not cause the Trustee to have a conflicting interest as defined in Section 7.08 or for purposes of the Trust Indenture Act with respect to any securities of the Company or result in the trust arising from such deposit to constitute an investment company under the Investment Company Act of 1940, as amended. or such trust shall be qualified under such act or exempt from regulation thereunder; and

(8) the Company has paid or caused to be paid all other sums payable with respect to the Notes to be defeased.

SECTION 11.03. Deposited Moneys to be Held in Trust.

All moneys or Governmental Obligations deposited with the Trustee pursuant to Sections 11.01 or 11.02 shall be held in trust and shall be available for payment as due, either directly or through any paying agent (including the Company acting as its own paying agent), to the holders of the Notes for the payment or redemption of which such moneys or Governmental Obligations have been deposited with the Trustee.

SECTION 11.04. Payment of Moneys Held by Paying Agents.

In connection with the satisfaction and discharge of this Indenture, all moneys or Governmental Obligations then held by any paying agent under the provisions of this Indenture shall, upon demand of the Company, be paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys or Governmental Obligations.

SECTION 11.05. Repayment to Company.

Any moneys or Governmental Obligations deposited with any paying agent or the Trustee, or then held by the Company, in trust for payment of principal of or premium or interest on the Notes that are not applied but remain unclaimed by the holders of such Notes for at least two years after the date upon which the principal of (and premium, if any) or interest on such Notes shall have respectively become due and payable, shall be repaid to the Company on May 31 of each year or (if then held by the Company) shall be discharged from such trust; and thereupon the paying agent and the Trustee shall be released from all further liability with respect to such moneys or Governmental Obligations, and the holder of any of the Notes entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company for the payment thereof.

SECTION 11.06. Reinstatement.

If the Trustee or the paying agent is unable to apply any money in accordance with either Section 11.01 or Section 11.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining, or otherwise prohibiting such application, then the Company’s obligations under the Notes to be defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article XI until such time as the Trustee or paying agent is permitted to apply all such money in accordance with Section 11.01 or Section 11.02; provided, however, that if the Company makes any payment of principal of (and premium, if any) or interest on any such Notes following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Notes to receive such payment from the money held by the Trustee or paying agent.

SECTION 11.07. Other Coin or Currency Units.

Notwithstanding the foregoing provisions of this Article, if the Notes are payable in a coin or currency or currency unit other than such coin or currency of the United States of America as at the time of payment is legal tender for payment of public or private debts, the coin or currency or currency unit or the nature of the government obligations to be deposited with the Trustee under the foregoing provisions of this Article shall be set forth in the Officers’ Certificate.

ARTICLE XII

IMMUNITY OF INCORPORATORS, STOCKHOLDERS,

OFFICERS AND DIRECTORS

SECTION 12.01. No Recourse.

No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Notes or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Notes or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Notes.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

SECTION 13.01. Effect on Successors and Assigns.

All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Company shall bind their respective successors and assigns, whether so expressed or not.

SECTION 13.02. Actions by Successor.

Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the corresponding board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

SECTION 13.03. Notices.

(a) Any request, demand, authorization, direction, notice, consent or waiver or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(1) the Trustee by any Noteholder or by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing (which may be via facsimile) to or with the Trustee at its Corporate Trust Office, or if sent by facsimile transmission, to a facsimile number provided by the Trustee, with a copy mailed, first class postage prepaid to the Trustee addressed to it as provided above; or

(2) the Company by the Trustee or by any Noteholder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if furnished in writing (which may be via facsimile) and mailed, first class postage prepaid, addressed in the case of the Company to it, to the attention of the Chief Financial Officer, at International Flavors & Fragrances Inc., 521 West 57th Street, New York, New York 10019-2960 (or at any other address previously furnished in writing to such Trustee by the Company), or if sent by facsimile transmission, to a facsimile number provided to the Trustee by the Company, with a copy mailed, first class postage prepaid, to the Company addressed to it as provided above.

(b) Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) to holders of the Notes if in writing and mailed, first class postage prepaid, to each holder affected by such event, at his or her address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to holders of the Notes is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular holder of a Note shall affect the sufficiency of such notice with respect to other holders of the Notes given as provided herein. Any notice mailed in the manner prescribed by this Indenture shall be conclusively deemed to have been given whether or not received by any particular holder. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to holders of the Notes by mail, then such notification as shall be made with the reasonable approval of the Trustee for such Notes shall constitute a sufficient notification for every purpose hereunder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 13.04. Governing Law.

This Indenture and each Note shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 13.05. Treatment of Notes as Debt.

It is intended that the Notes will be treated as indebtedness and not as equity for federal income tax purposes. The provisions of this Indenture shall be interpreted to further this intention.

SECTION 13.06. Compliance Certificates and Opinions.

(a) Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture or any supplement hereto, the Company, shall furnish to such Trustee an Officers’ Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an

Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

(b) Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant in this Indenture shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 13.07. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, or a certificate or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the opinion, certificate or representations with respect to matters upon which his certificate or opinion is based are erroneous.

Any such Opinion of Counsel or certificate or representations may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 13.08. Payments on Business Days.

Except as provided pursuant to Section 2.01 pursuant to a Board Resolution, and as set forth in an Officers’ Certificate, or established in one or more indentures supplemental to this Indenture, in any case where the date of maturity of interest or principal of any Note or the date of redemption of any Note shall not be a Business Day, then payment of interest or principal (and premium, if any) may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of maturity or redemption, and no interest shall accrue for the period after such nominal date.

SECTION 13.09. Conflict with Trust Indenture Act.

Except as otherwise expressly provided herein, the Trust Indenture Act shall apply as a matter of contract to this Indenture for purposes of interpretation, construction and defining the rights and obligations hereunder, and this Indenture, the Company, and the Trustee shall be deemed for all purposes hereof to be subject to and governed by the Trust Indenture Act. Except as otherwise provided herein, if and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

SECTION 13.10. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 13.11. Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 13.12. Separability.

In case any one or more of the provisions contained in this Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Notes, but this Indenture and such Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 13.13. Assignment.

The Company will have the right at all times to assign any of its rights or obligations under this Indenture to a direct or indirect wholly-owned Subsidiary, provided that, in the event of any such assignment, the Company, will remain liable for all such obligations. Subject to the foregoing, the Indenture is binding upon and inures to the benefit of the parties thereto and their respective successors and assigns. This Indenture may not otherwise be assigned by the parties thereto.

SECTION 13.14. WAIVER OF JURY BY TRIAL.

EACH OF THE COMPANY, THE TRUSTEE AND THE NOTEHOLDERS, BY THEIR ACCEPTANCE OF THE NOTES, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING AS AMONG THE COMPANY AND THE TRUSTEE ONLY ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

By:	/s/ Kevin C. Berryman
	Name:	Kevin C. Berryman
	Title:	Executive Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION as Trustee

By:	/s/ Beverly A. Freeney
	Name	Beverly A. Freeney
	Title:	Vice President

Exhibit A

[Insert Global Note legend, if applicable, pursuant to Section 2.11(a) of the Indenture]

International Flavors & Fragrances Inc.

3.20% Senior Notes due 2023

No.	CUSIP NO. 459506 AC5
ISIN NO. US459506AC52

$
[as revised by “Exchanges of Interests in the Global Note,” attached hereto][1]

International Flavors & Fragrances Inc., a corporation duly organized and existing under the laws of the State of New York (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                     , or registered assigns, the principal sum of                      Dollars[, or such greater or lesser amount set forth on “Exchanges of Interests in the Global Note,” attached hereto,]1 on May 1, 2023 and to pay interest thereon from April 4, 2013 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on May 1 and November 1 in each year, commencing November 1, at the rate of 3.20% per annum, until the principal hereof is paid or made available for payment; provided that any principal and any such installment of interest that is overdue shall bear interest at the rate of 3.20% per annum (to the extent that payment of such interest shall be legally enforceable) from the dates such amounts are due until they are paid or made available for payment. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The interest so payable, and punctually paid or duly provided for (except for Defaulted Interest), on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date even if the Notes are cancelled, repurchased or redeemed after the Regular Record Date and on or before the Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Noteholder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Noteholders not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

[1]	Include this provision if this Note is a Global Note.

Exhibit A-1

[Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payments of interest will be made by wire transfer if a Noteholder of at least $1,000,000 in principal amount of the Notes has given wire transfer instructions to the Trustee at least 15 Business Days prior to the applicable Interest Payment Date.]2

[Payments in respect of the Notes (including principal, premium, if any, and interest) will be made by the transfer of immediately available funds to the accounts specified by DTC or any successor Depositary.]3

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[2]	Include this provision if this Note is not a Global Note.
[3]	Include this provision if this Note is a Global Note.

Exhibit A-2

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

INTERNATIONAL FLAVORS & FRAGRANCES INC.

By:
Name:
Title:

Trustee’s Certificate of Authentication

This is one of the Notes designated therein referred to in the within-mentioned Indenture.

Dated:

U.S. BANK NATIONAL ASSOCIATION as Trustee

By:
Authorized Signatory

Exhibit A-3

(Form of Reverse of Note)

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued under an Indenture, dated as of April 4, 2013 (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and U.S. Bank National Association, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture). This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $300,000,000. Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Noteholders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The Notes are subject to redemption prior to the stated maturity upon not less than 30 nor more than 60 days’ notice by mail, at any time, as a whole or from time to time, in part, at the election of the Company, at a Redemption Price equal to (a) prior to February 1, 2013, the greater of (1) 100% of the principal amount of the Notes to be redeemed on that Redemption Date and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of any payment of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis at the Treasury Rate plus 25 basis points, and (b) on or after February 1, 2013, 100% of the principal amount of the Notes to be redeemed on that Redemption Date, plus, in each case of (a) and (b), accrued and unpaid interest to, but excluding, the Redemption Date. Notwithstanding the foregoing, installments of interest that are due and payable on Interest Payment Dates falling on or prior to such Redemption Date will be payable to the holders of such Notes as of the close of business on the relevant Regular Record Date referred to on the face hereof, all as provided in the Indenture. The Redemption Price shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

In the event of redemption or repurchase of this Note in part only, a new Note or Notes of like tenor for the unredeemed portion hereof will be issued in the name of the Noteholder hereof upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and Events of Default with respect to this Note, in each case, upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification or waiver of the rights and obligations of the Company

Exhibit A-4

and the rights of the Noteholders to be affected under the Indenture at any time by the Company and the Trustee with the consent of the holders of a majority in aggregate principal amount of the Notes at the time Outstanding to be affected. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Notes at the time Outstanding, on behalf of the holders of all of the Notes, to waive compliance with certain provisions of the Indenture and certain past Defaults (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Noteholder affected) under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the holders of not less than 25% in aggregate principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee satisfactory indemnity, and the Trustee shall not have received from the holders of a majority in aggregate principal amount of the Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of the Notes of like tenor of a different authorized denomination, as requested by the Noteholder surrendering the same.

Exhibit A-5

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Exhibit A-6

ASSIGNMENT FORM

To assign this Note, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                          agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Name:
(Print your name exactly as it appears on the face of this Note)

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Exhibit A-7

EXCHANGES OF INTERESTS IN THE GLOBAL NOTE4

The following exchanges of a part of this Global Note for an interest in another Global Note or for a definitive Note, or exchanges of a part of another Global Note or definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Note Custodian

[4]	Include this provision if this Note is a Global Note.

Exhibit A-8